Exhibit 99.2

Erickson Air-Crane Incorporated Signs Binding Term Sheet Regarding Its Acquisition of the HRT Air Services Business

— Acquisition Expected to be Accretive and Significantly Expand Oil and Gas Market Initiative —

— Obtains Commitment Letter for Credit Agreement —

PORTLAND, Ore. — (BUSINESS WIRE) — March 7, 2012 — Erickson Air-Crane Incorporated (NASDAQ: EAC) (“Erickson Air-Crane” or the “Company”), a leading operator and the manufacturer of the powerful heavy-lift Erickson S-64 Aircrane helicopter, today announced that it has executed a binding term sheet and made significant progress toward completion of its previously announced intention to purchase the Air Amazonia aerial services business from HRT Participacoes em Petroleo, S.A. (“HRT”).

This binding term sheet, which replaces the non-binding letter of intent entered into on September 14, 2012, commits the parties to work in good faith towards establishing and executing definitive agreements and related documentation to cause the acquisition to occur on the terms set forth in the binding term sheet.  Subject to the satisfaction of certain agreed closing conditions, the Company expects the transaction to close during the second quarter of 2013, significantly ahead of the original schedule.

Udo Rieder, President and Chief Executive Officer of Erickson Air-Crane, commented, “We are very excited to have reached this milestone in our efforts to soon expand our presence in the fast-growing oil and gas market in South and Central America through this deal.  Our experience in that market has brought us non-seasonal, profitable revenue streams and illustrated significant expansion opportunities.  We are grateful for the hard work conducted by teams on both sides of this transaction, which when closed we expect will create significant value for our shareholders.”

The agreed-upon total transaction price would be $65 million to $75 million contingent upon meeting certain contractual terms.  If the transaction closes, the Company expects it would be immediately accretive.

The binding term sheet also provides that the Company would enter into a three year aerial services contract with HRT to provide ongoing aerial services for expected annual revenues of approximately $50 million, with an option for three additional years.  The fleet to be acquired would include a total of 14 rotary-wing aircraft, including five Bell 212s, seven Sikorsky S-61s, and two Helibras AS350s.  The service contract with HRT would use only a portion of Air Amazonia’s fleet, leaving significant capacity to be used to grow the Company’s business with other customers in the region and elsewhere.

Firm Commitment for a New Credit Agreement

The Company today also announced that it had received a binding commitment letter from a bank syndicate led by Wells Fargo Bank for a new senior secured credit facility of up to $165.0 million, consisting of a $115.0 million term loan facility and a revolving credit facility of up to $50.0 million.  The Company and the bank syndicate will need to negotiate and execute a new credit agreement and related documents, which would replace the Company’s current credit agreement, also led by Wells Fargo Bank.  The current credit agreement consists of a $65.0 million term loan facility and a revolving credit facility of up to $67.5 million, which matures on June 24, 2013.

The Company intends to use the available funds from the new credit agreement to satisfy the outstanding balance due on the current credit agreement maturing on June 24, 2013, to repay $15 million of the Company’s outstanding balance due on subordinated notes, and to finance corporate development opportunities, including the planned acquisition from HRT described above.

About Erickson Air-Crane Incorporated

Erickson Air-Crane specializes in the operation and manufacture of the Erickson S-64 Aircrane (the “Aircrane”), a versatile and powerful heavy-lift helicopter. The Aircrane has a lift capacity of up to 25,000 pounds and is the only commercial aircraft built specifically as a flying crane without a fuselage for internal loads. The Aircrane is also the only commercial heavy-lift helicopter with a rear load-facing cockpit, combining an unobstructed view and complete aircraft control for precision lift and load placement capabilities. Erickson Air-Crane owns and operates a fleet of 18 Aircranes, which are used to support a wide variety of government and commercial customers worldwide across a broad range of aerial services, including firefighting, timber harvesting, infrastructure construction, and crewing. Erickson Air-Crane also manufactures Aircranes and related components for sale to government and commercial customers and provides aftermarket support and maintenance, repair, and overhaul services for the Aircrane and other aircraft. Founded in 1971, Erickson Air-Crane is headquartered in Portland, Oregon with its principal manufacturing facility based in Central Point, Oregon. For more information, please visit http://www.ericksonaircrane.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. You can identify forward-looking statements by words such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other comparable terminology. These forward-looking statements are based on management’s current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include the possibility that definitive agreements are not executed or the acquisition of Air Amazonia is not completed, the ability to successfully enter new markets and manage international expansion, the ability to realize the benefits of Air Amazonia acquisition on a timely basis or at all, the ability to combine Erickson Air-Crane’s business and the Air Amazonia successfully or in a timely and cost-efficient manner, failure to obtain any required financing on favorable terms, including the possibility that the commitment letter from Wells Fargo Bank expires, the degree of business disruption relating to the Air Amazonia acquisition, the ability to successfully develop Air Amazonia’s existing business and expand into new customers and markets, regulatory or other changes affecting Air Amazonia’s business, the impact of changes in the value of foreign currencies, the risks of doing business in developing countries and politically or economically volatile areas, changes in economic and market conditions, acts and effects of war and terrorism, Erickson Air-Crane’s safety record, the hazards associated with operating Aircranes, compliance with debt obligations, cancellations, reductions or delays in customer orders, the ability to collect on customer receivables, weather and seasonal fluctuations that impact Aircrane activities, competition, reliance on a small number of large customers, the impact of short-term contracts, the availability and size of the Aircrane fleet, the ability to implement production rate changes, the impact of government spending, the impact of product liability and product warranties, the ability to attract and retain qualified personnel, the impact of environmental regulations, the ability to accurately forecast financial guidance, convert backlog into revenues, and appropriately plan expenses, worldwide economic conditions (including conditions in Greece and Italy), government regulation, the ability to attract and retain key personnel, reliance on a small number of manufacturers, the ability to access public or private debt markets, the ability to successfully manage any future acquisitions, and other risks and uncertainties more fully described under the heading “Risk Factors” in the Company’s most recently filed Quarterly Report on Form 10-Q as well as the other reports Erickson Air-Crane has filed with the SEC.

You should not place undue reliance on any forward-looking statements. Erickson Air-Crane assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable laws.

Company Contact:

Dave Finnie, Senior Director, Finance and Business Operations

Erickson Air-Crane Incorporated

Tel: (503) 505-5880

Email: dfinnie@ericksonaircrane.com

Investor Relations Contact:

James Palczynski

ICR, Inc.

Tel: 203-682-8229

Email: jp@icrinc.com

###